Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Carter Validus Mission Critical REIT II, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Tampa, Florida

October 28, 2014